EXHIBIT 21
TO
ANNUAL REPORT
ON
FORM 10-K
FISCAL YEAR ENDED DECEMBER 31, 2008

Subsidiaries of the Registrant

Aggression Sports, Inc.       Colorado Corporation org. 1998 (Inactive)